Exhibit 99.1

TVI Corporation Postpones Release of Third Quarter 2008

Financial Results and Conference Call

Company Affirms Preliminary Third-Quarter Operating Results

GLENN DALE, MD – November 12, 2008 – TVI Corporation (NASDAQ: TVIN), an international supplier of military and civilian emergency first responder and first receiver products, personal protection products, quick-erect shelter systems and equipment rentals, today announced that the Company requires additional time to evaluate the need for further impairment of TVI’s intangible assets, which may result in a non-cash charge for the third quarter ended September 30, 2008. As a result, TVI is postponing release of its third-quarter financial results, originally scheduled for today.

TVI also reaffirmed the preliminary third-quarter operating results it previously announced on October 21, 2008. The Company expects to report revenue from continuing operations of approximately $11 million for the third quarter of 2008, an increase of 50 percent from approximately $7 million in revenue from continuing operations for the third quarter of 2007. The Company also expects operating income before charges and other expenses of approximately $1.3 million for the third quarter of 2008 compared with an operating loss of $1.7 million for the third quarter of 2007.

The Company will release its third-quarter 2008 financial results as soon as practicable. A separate news release will be issued to announce the date and details related to the conference call.

About TVI Corporation

TVI Corporation, headquartered in Glenn Dale, Maryland, is an international supplier of military and civilian emergency first responder and first receiver products, personal protection products and quick-erect shelter systems. These products include powered air-purifying respirators, respiratory filters and quick-erect shelter systems used for decontamination, hospital surge systems and command and control. The users of these products include military and homeland defense/homeland security customers. Through its Signature Special Event Services business, TVI is a leading full-service shelter and equipment rental company serving the government and defense, corporate, sporting and hospitality industries.

The TVI designation is a registered trademark of TVI Corporation. All other company and product names mentioned above are trade names and/or trademarks of their respective owners. For more information concerning TVI, please visit the Company at: www.tvicorp.com. This reference to the TVI website is an active textual reference and the contents of the site are not part of this press release.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release constitutes forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and involves expectations, beliefs, plans, intentions or strategies regarding the future. These statements may be identified by the use of forward-looking words or phrases such as “should”, “anticipates”, “believes”, “expects”, “might result”, “estimates” and others. These forward-looking statements are based on information available to TVI as of the date hereof and involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from our current expectations. Such risks and uncertainties include the extent to which intangible assets may be impaired, actions of our lender, our ability to comply with bank covenants and debt repayment obligations and our ability to obtain future financing on satisfactory terms; achieving the intended benefits of our acquisitions and integrating the operations, technologies, products and services of those businesses; achieving order and sales levels to fulfill revenue expectations; unanticipated costs or charges;

our ability to meet the requirements of the NASDAQ Capital Market for continued listing of our common stock; adverse consequences from any government investigations, lawsuits or private actions; our ability to manage growth should it occur; general economic and business conditions; adverse changes in governmental regulations; the possibility that our products contain unknown defects that could result in product liability claims; and competitive factors in our markets and industry in general. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company’s Annual Report to Stockholders, periodic reports, registration statements and other filings made with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. We assume no obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

TVI Corporation

Harley A. Hughes, President and Chief Executive Officer

(301) 352-8800

Sharon Merrill Associates

Jim Buckley, Executive Vice President

(617) 542-5300